UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

AVERY DENNISON CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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THESE SUPPLEMENTAL PROXY MATERIALS PROVIDE ADDITIONAL INFORMATION REGARDING OUR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, APRIL 23, 2020.

The following Notice of Change of Format relates to the 2020 proxy statement (the “Proxy Statement”) of Avery Dennison Corporation (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2020 and subsequently mailed or made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors (our “Board”) for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, April 23, 2020. These supplemental proxy materials are being filed with the SEC on March 17, 2020 and updated notices and proxy cards will be mailed or made available to stockholders on or about March 19, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF FORMAT

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 23, 2020

To Our Stockholders:

In response to continued public health concerns about in-person gatherings given the coronavirus/COVID-19 outbreak, NOTICE IS HEREBY GIVEN that our Board of Directors has determined to change the format of the Annual Meeting from in-person to virtual-only. As previously announced, the Annual Meeting will be held on Thursday, April 23, 2020 at 1:30 p.m. Pacific Time. However, the Annual Meeting will no longer be held at 207 Goode Avenue, Glendale, California 91203 but rather will be held virtually, with attendance via the internet. You will not be able to attend the Annual Meeting in person.

We have designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation.

As described in the previously-distributed proxy materials for the Annual Meeting, you are entitled to attend and vote at the Annual Meeting if you held shares as of the close of business on February 24, 2020, the record date designated by our Board for the Annual Meeting, or hold a legal proxy for the meeting provided by your bank, broker, or nominee.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 1:30 p.m. Pacific Time. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time.

Log-in Instructions. To attend the virtual Annual Meeting, you will need to log-in to www.virtualshareholdermeeting.com/AVY2020 using the 16-digit control number on the updated notice and proxy card that will be mailed or made available to you on or about March 19, 2020.

Submitting Questions at the Annual Meeting. An online portal is available to stockholders at www.proxyvote.com where you can view and download our proxy materials and 2019 annual report, and vote your shares. On the day of, and during, the Annual Meeting, you can view our Ground Rules for Conduct of Meeting and submit questions on www.virtualshareholdermeeting.com/AVY2020.

After the business portion of the Annual Meeting concludes and the meeting is adjourned, we will hold a Q&A session during which we intend to answer all questions submitted during the meeting that are pertinent to the Company and the items being brought before stockholder vote at the Annual Meeting, as time permits and in accordance with our Ground Rules for Conduct of Meeting. Answers to any questions not addressed during the meeting will be posted following the meeting on the investors section of our website. Questions and answers will be grouped by topic and substantially similar questions will be answered only once. To promote fairness, efficiently use the Company’s resources and ensure all stockholder questions are able to be addressed, we will respond to no more than three questions from any single stockholder.

Technical Assistance. Beginning 15 minutes prior to, and during, the Annual Meeting, we will have support available to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulty accessing, or during, the virtual meeting, please call the support team at 1.800.586.1648 (toll-free in the United States and Canada) or +1.303.562.9288 (for international participants).

Voting Prior to or at the Annual Meeting. You may vote your shares by submitting a proxy at www.proxyvote.com in advance of the Annual Meeting or voting at the meeting at www.virtualshareholdermeeting.com/AVY2020. If you hold your shares in street name, you may only vote at the meeting if you properly request and receive a legal proxy in your name from the broker, bank or other nominee that holds your shares.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting using one of the methods described in the proxy materials. The Notice of Internet Availability or proxy card included with your previously-distributed proxy materials will be updated to reflect the change in format and mailed or made available to you on or about March 19, 2020.

On behalf of our Board of Directors, management and employees, thank you for your continued support.

By Order of Our Board of Directors

Susan C. Miller Corporate Secretary

March 17, 2020